UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):	December 12, 2001

GENERAL MAGIC, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25374	77-0250147

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(408) 774-4000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5. OTHER EVENTS

     On December 12, 2001, General Magic, Inc., the Registrant, filed a press release announcing the availability of the magicTalk® Enterprise Platform 1.0 and that a Fortune 10 services, technology and manufacturing company is among the Registrant’s first licensees. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

     On December 13, 2001, the Registrant filed a press release announcing that Public Service Company of New Mexico (“PNM”), a combined electric and gas utility serving 1.3 million people in New Mexico has selected the Registrant’s magicTalk Enterprise Platform and magicTalk Voice Gateway to replace its existing touch-tone IVR system. A copy of the press release is filed as Exhibit 99.2 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

     (b)  PRO FORMA FINANCIAL INFORMATION. Not applicable.

     (c)  EXHIBITS.

Exhibit No.	Description

99.1	Press release of the Registrant dated December 12, 2001 announcing the availability of the magicTalk Enterprise Platform 1.0 and that a Fortune 10 company is among the Registrant’s first licensees.
99.2	Press release of the Registrant dated December 13, 2001 announcing that PNM has selected the Registrant’s magicTalk Enterprise Platform and magicTalk Voice Gateway to replace its existing touch-tone IVR system.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Magic, Inc.

By:	/s/ Mary E. Doyle

December 18, 2001	Mary E. Doyle General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Registrant dated December 12, 2001 announcing the availability of the magicTalk Enterprise Platform 1.0 and that a Fortune 10 company is among the Registrant’s first licensees.
99.2	Press release of the Registrant dated December 13, 2001 announcing that PNM has selected the Registrant’s magicTalk Enterprise Platform and magicTalk Voice Gateway to replace its existing touch-tone IVR system.